UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.Entry into a Material Definitive Agreement.

As previously disclosed, Peak Resorts, Inc. (the “Company”), together with its subsidiaries Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc., is a party to the Credit Facility, Loan and Security Agreement dated as of December 22, 2015 (the “Credit Agreement”) with Royal Banks of Missouri. On January 6, 2017, pursuant to the terms of the Credit Agreement, the Company elected to convert the $10 million that remained outstanding under the Credit Agreement to a term loan. The terms of the term loan are evidenced by a promissory note in favor of Royal Banks of Missouri in the principal amount of $10 million, dated as of January 6, 2017 (the “Note”).

Amounts outstanding under the Note bear interest at the prime rate plus 1.0% per annum. The Note matures on January 6, 2020. Except in the case of default, the Company may prepay the Note without penalty. From and after maturity of the Note and in the case of any default, interest on the unpaid principal and interest shall accrue at an annual rate equal to five percentage points over the rate of interest otherwise payable on outstanding amounts. Events of default under the Note include any default under the terms of the Credit Agreement.

The Note is subject to the terms and conditions set forth in the Credit Agreement, a summary of which was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2015 and is incorporated herein by reference.

The foregoing summary of the Note is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, upon the recommendation of the Compensation Committee, the Board of Directors of the Company adopted the Peak Resorts, Inc. Annual Incentive Plan (the “Plan”) pursuant to which leadership employees, including the Company’s executive officers, are eligible to receive annual bonuses upon the satisfaction of certain performance goals.

Target bonuses (each, a “Target Bonus”) for employees are based on a percentage of base salary, which for the Company’s named executive officers are as follows: (i) 50% of base salary for Timothy Boyd as Chief Executive Officer; and (ii) 40% of base salary for each of Stephen Mueller and Richard Deutsch as Executive Vice Presidents. The amount of a Target Bonus eligible for payment (the “Eligible Bonus”) will depend on the Company’s achievement of its Reported EBITDA goals, as follows, with amounts pro-rated if results fall between the threshold, target and maximum payout levels (for purposes of the Plan, Reported EBITDA is defined as net income before interest, income taxes, depreciation and amortization, gain on sale leaseback, investment income, other income or expense and other non-recurring items, exclusive of the cost under this Plan):

Reported EBITDA Achievement	Percentage of Target Bonus Eligible for Payment (Eligible Bonus)
Below 85% of Reported EBITDA Goal	0%
85% of Reported EBITDA Goal	25%
100% of Reported EBITDA Goal	100%
120% of Reported EBITDA Goal	200%

The amount of the Eligible Bonus ultimately paid will depend on the executive officer’s individual performance evaluation, which will be conducted and determined by the independent members of the Board of Directors for each executive officer, and will be calculated as follows:

	Unsatisfactory	Needs Improvement (percentage to be determined by Board of Directors)	Meeting Expectations
Percentage of Eligible Bonus Paid	0%	25%-75%	100%

Bonuses earned will be paid following completion of the audited financial results for the prior fiscal year. Except in the case of death or long-term disability, employees whose employment ends prior to the bonus payment date will not be eligible to receive a bonus. In the sole discretion of the Board, up to 50% of any bonuses earned may be paid in restricted stock units of the Company under the Company’s 2014 Equity Incentive Plan.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of January 6, 2017.

10.2	Peak Resorts, Inc. Annual Incentive Plan Document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer

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